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Exhibit 10.13
TF FINANCIAL CORPORATION
2012 STOCK OPTION PLAN

1.           DEFINITIONS.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and 424(f) of the Code.

“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options or Incentive Stock Options.

“Award Agreement” means an agreement evidencing and setting forth the terms of an Award.

“Bank” means Third Fed Bank, Newtown, Pennsylvania

“Beneficiary” means the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant’s death.  Such person or persons shall be designated in writing by the Participant and addressed to the Corporation or the Committee on forms provided for this purpose by the Committee, and delivered to the Corporation or the Committee. Such Beneficiary designation may be changed from time to time by similar written notice to the Committee.  A Participant’s last will and testament or any codicil thereto shall not constitute written designation of a Beneficiary.  In the absence of such written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.

“Board of Directors” or “Board” means the board of directors of the Corporation.

“Change in Control” of the Corporation or the Bank shall mean an event of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; (ii) involves the sale of all, or a material portion, of the assets of the Corporation or the Bank; (iii) involves the merger or re-capitalization of the Corporation whereby the Corporation is not the surviving entity; (iv) results in a change in control of the Corporation, as otherwise defined or determined by the applicable banking regulatory agency or regulations promulgated by it; or (v) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Corporation representing 10% or more of the Bank's or the Corporation's outstanding securities except for any securities of the Bank purchased by the Corporation and any securities purchased by any tax qualified employee benefit plan of the Bank or the Corporation; or (B) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation's stockholders was approved by the same Nominating

Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Corporation or similar transaction occurs in which the Bank or Corporation is not the resulting entity; or (D) solicitations of stockholders of the Corporation, by someone other than the current management of the Corporation, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Corporation or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Corporation shall be distributed; or (E) a tender offer is made for 10% or more of the voting securities of the Bank or the Corporation, other than by the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan.

“Common Stock” or “Shares” means the Common Stock of the Corporation.

“Corporation” means TF Financial Corporation.

“Date of Grant” means the effective date of an Award.

“Director” means a member of the Board of Directors.

“Disability” means (a) with respect to Incentive Stock Options, the “permanent and total disability” of the Employee as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to Non-Statutory Stock Options, a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” means the date of approval of the Plan by a vote of the stockholders of the Corporation.

“Employee” means any person employed by the Corporation or an Affiliate. Unless otherwise noted herein, a Director who is also employed by the Corporation or an Affiliate shall be considered an Employee under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

“Fair Market Value” means, with respect to a Share on a specified date:

 (I)           the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

 (II)           if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

 (III)           if (I) and (II) are not applicable, the Fair Market Value of a Share as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Corporation or the Bank, or if not a day on which the market is open, the next day that it is open.

“Incentive Stock Option” means a stock option granted to a Participant, pursuant to Section 7 of the Plan, which is intended to meet the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

“Option” means an Incentive Stock Option or Non-Statutory Stock Option.

“Outside Director” means a member of the board(s) of directors of the Corporation or an Affiliate who is not also an Employee of the Corporation or an Affiliate.

“Participant” means any person who holds an outstanding Award.

“Plan” means this TF Financial Corporation 2012 Stock Option Plan.

“Retirement as a Director” means retirement from service with the Corporation or an Affiliate following attainment of age 75.

“Retirement as an Employee” means retirement from employment with the Corporation or an Affiliate following attainment of age 65.

“Termination for Cause” shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Corporation and/or any subsidiary of the Corporation and a Participant.

2.           ADMINISTRATION.

(a) Composition of the Committee.  The Plan shall be administered by the Board of Directors of the Corporation or a Committee which shall consist of not less than two Directors of the Corporation appointed by the Board and serving at the pleasure of the Board.  All persons designated as members of the Committee shall meet the requirements of: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, as found at 17 CFR Section 240.16b-3, and (ii) to the extent deemed appropriate by the Board of Directors or the Committee, such requirements as the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; provided, however, a failure to comply with the requirements of subparagraphs (i) and/or (ii) shall not disqualify any actions taken by the Committee.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

 (b)           Powers of the Committee.  The Committee shall

1.      select the individuals who are to receive Awards under the Plan,
2.	determine the type, number, vesting requirements and other features and conditions of such Awards,
3.      interpret the Plan and Award Agreements in all respects and
4.	make all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c)           Award Agreement.  Each Award shall be evidenced by a written agreement (“Award Agreement”) containing such provisions as may be required by the Plan and otherwise approved by the Committee. Each Award Agreement shall constitute a binding contract between the Corporation or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

1.      the type of Award granted;
2.      the Exercise Price of any Option;
3.      the number of shares subject to the Award;
4.      the expiration date of the Award;
5.	the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and

6.	the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award.

The President of the Corporation, the Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Corporation or an Affiliate and to cause them to be delivered to the recipients of Awards.

(d)           The Committee may delegate all authority for:
1.	the determination of forms of payment to be made by or received by the Plan and
2.	the execution of any Award Agreement.

The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Corporation or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of an Award; provided, however, only the Committee or a portion of the Committee may certify the attainment of any conditions of an Award intended to satisfy the requirements of Section 162(m) of the Code.

(e)           Six-Month Holding Period.  Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Corporation, a minimum of six months must elapse between the date of the grant of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

3.           TYPES OF AWARDS.

The following Awards may be granted under the Plan:

(a)           Non-Statutory Stock Options.
(b)           Incentive Stock Options.

4.           STOCK SUBJECT TO THE PLAN; AWARD MAXIMUMS.

(a)           Shares Under Plan.  Subject to adjustment as provided in Section 10 of the Plan, the maximum number of shares reserved for Awards under the Plan is 275,000.    The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Corporation. To the extent that Options are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire or are forfeited without having vested or without having been exercised, new Awards may be made with respect to these shares.

(b)           Stock Option Award Limitations.  No individual shall be granted an amount of Stock Options which exceeds 20% of the total shares reserved for Awards under the Plan. The maximum number of shares subject to Options granted to any individual Outside Director shall not exceed 10,000 shares; provided that the Chairman of the Board of the Company or the Bank may receive Options to purchase up to an additional 5,000 shares for such service.

(c)           Vesting of Awards.  Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of an Award, Stock Options will become first earned and exercisable at the rate of 20% of such Award on the one year anniversary of the date of grant and 20% annually thereafter during such periods of service as an Employee or Director.

(d)           Reservation of Shares; No Fractional Shares; Minimum Issue.  The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan. No fewer than 100 shares may be purchased upon exercise of any Stock Option unless the total number purchased or exercised is the total number at the time available for purchase or exercise by the Participant.

5.           ELIGIBILITY.

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

6.           NON-STATUTORY STOCK OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)           Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)           Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than seven (7) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.

(c)           Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in the Committee’s sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), “Immediate Family” includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

(d)           Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were earned and immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Option.

(e)           Termination of Employment or Service (Upon Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement as a Director or Retirement as an Employee, the Participant will continue to earn and vest in the Non-Statutory Stock Options on the same vesting schedule as if he were still in service to the Corporation or the Bank. Upon such Retirement, such Non-Statutory Stock Options shall continue to be exercisable for the remaining term of the Non-Statutory Stock Option without regard to the continued services of such Participant to the Corporation or the Bank.

(f)           Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall become earned and immediately exercisable upon such Disability or death, and shall remain exercisable for a period of one (1) year following the date of such Disability or death, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

(g)           Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(h)           Acceleration Upon a Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become earned and exercisable.

(i)           Delivery of Shares. Upon the exercise of a Non- Statutory Stock Option, payment by the Corporation shall be made in the form of shares of Common Stock.

(j)           Events Not Deemed Terminations of Employment or Service.  Unless Corporation policy or the Committee provides otherwise, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.           INCENTIVE STOCK OPTIONS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)           Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Corporation (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)           Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Corporation or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c)           Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than seven (7) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant.

The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

(d)           Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a Beneficiary does not constitute a transfer of an Incentive Stock Option.

(e)           Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were earned and immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

(f)           Termination of Employment (Upon Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement as an Employee, the Participant will continue to earn and vest in Incentive Stock Options on the same vesting schedule as if he were still employed by the Corporation or the Bank.  Upon such Retirement, such Incentive Stock Options shall continue to be exercisable for the remaining term of the Incentive Stock Option without regard to continued employment by the Corporation or the Bank. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant's cessation of employment.

(g)           Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall become earned and immediately exercisable upon such Disability or death, and shall remain exercisable for a period of one (1) year following the date of such Disability or death, or, if sooner, until the expiration of the term of the Incentive Stock Option.

(h)           Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(i)           Acceleration Upon a Change in Control.  In the event of a Change in Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become earned and exercisable.

(j)           Delivery of Shares.  Upon the exercise of an Incentive Stock Option, payment shall be made in the form of shares of Common Stock.

(k)           Disqualifying Dispositions.  Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(l)           Events Not Deemed Terminations of Employment or Service.  Unless Corporation policy or the Committee provides otherwise, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

8.           METHOD OF EXERCISE OF OPTIONS.

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash or Common Stock having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash and shares of Common Stock, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer in accordance with procedures approved by the Corporation. Payment of the Exercise Price in full or partial payment in the form of Common Stock shall be made utilizing Common Stock that has been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option.  No shares of Common Stock shall be issued until full payment of the Exercise Price has been received by the Corporation.

9.           RIGHTS OF PARTICIPANTS.

No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Corporation or an Affiliate or interferes in any way with the right of the Corporation or an Affiliate to terminate a Participant's employment or services.

10.	ADJUSTMENTS IN CAPITAL STRUCTURE; ACCELERATION UPON A CHANGE IN CONTROL.

10.1           Adjustments in Capital Structure.  Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Corporation; then the Committee shall proportionately adjust the Plan and the Awards thereunder in such manner, to such extent and at such times, as is necessary to preserve the benefits or potential benefits of such Awards, including:

(a)
proportionately adjust any or all of:  (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards; (3) the grant, purchase, or Exercise Price of any or all outstanding Awards; (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards; or (5) the performance standards applicable to any outstanding Awards; or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

10.2           The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

10.3           Upon any of the events set forth in Section 10.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Corporation generally.  In the case of any stock dividend, stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 10.1(a) above shall nevertheless be made.

10.4           No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Corporation.

10.5           Acceleration of Vesting. The Committee shall at all times have the power to accelerate the exercise date of Options with respect to previously granted Awards; provided that such action is not contrary to regulations of the Corporation’s applicable banking regulatory agency then in effect.

11.           MISCELLANEOUS PROVISIONS.

11.1           Compliance with Laws.  This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

11.2           Claims.  No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

11.3           No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Corporation or an Affiliate, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor interfere in any way with the right of the Corporation to change a Participant’s compensation or other benefits, or terminate his or her employment or other service, with or without cause.  Nothing in this Section 11.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

11.4           Plan Not Funded.  Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

11.5           Tax Matters; Tax Withholding.

Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right, within its sole discretion, to:

(i)
require the Participant (or the Participant’s personal representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to such Award or payment; or

(ii)
deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Corporation may be required to withhold with respect to such cash payment, or

(iii)
in any case where tax withholding is required in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion, pursuant to such rules and subject to such conditions as the Committee may establish, reduce the number of shares to be delivered to the Participant by the appropriate number of shares, valued in a consistent manner at their Fair Market Value as necessary to satisfy the minimum applicable withholding obligation.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

11.6	Effective Date, Termination and Suspension, Amendments.

(a)
Effective Date and Termination.  This Plan is effective upon the later of approval of the Plan by the Board of Directors of the Corporation or the vote of approval by the stockholders of the Corporation (“Approval Date”).  Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Approval Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b)
Board Authorization.  Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no such amendment may have the effect of repricing the Exercise Price of Options. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(c)	Stockholder Approval. The Plan must be approved by a majority of votes cast by stockholders of the Corporation by proxy or in person within 12 months of the date the Plan is approved by the Board.

(d)
Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 10 shall not be deemed to constitute changes or amendments for purposes of this Section 11.6.

11.7	Governing Law; Compliance with Regulations; Construction; Severability.

(a)
Construction.  This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the United States and the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law.

(b)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)
Section 16 of Exchange Act.  It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(d)
Compliance with Law.  Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed.

(e)	Necessary Approvals. The inability of the Corporation to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock issuable hereunder shall relieve the Corporation of any liability with respect to the non-issuance or sale of such shares.

(f)
Representations and Warranties of Participants.  As a condition to the exercise of any Option or the delivery of shares in accordance with an Award, the Corporation may require the person exercising the Option or receiving delivery of the shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(g)
Cash Payment in Lieu of Delivery of Shares.  Upon the exercise of an Option, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Common Stock.  Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option.  Such cash payment shall be in exchange for the cancellation of such Option.  Such cash payment shall not be made in the event that such transaction would result in liability to the Participant or the Corporation under Section 16(b) of the Exchange Act and regulations promulgated thereunder, or subject the Participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Code.

(h)
Forfeiture of Awards in Certain Circumstances.  In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Corporation for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

(i)
Termination for Cause.  Notwithstanding anything herein to the contrary, upon the Termination for Cause of a Participant by the Bank or the Corporation as determined by the Board of Directors or the Committee, all Awards held by such Participant which have not yet been delivered shall be forfeited by such Participant as of the date of such termination of employment or service.

11.8           Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

11.9           Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

11.10           Limitation on Liability.  No Director or member of the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted.  If a Director or member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall indemnify such person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Corporation and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

12.           NO DEFERRAL OF COMPENSATION UNDER SECTION 409A OF THE CODE.

All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Option granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code.  Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code.  No Participant shall be permitted to defer the recognition of income beyond the exercise date of a Non-Statutory Stock Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold.